SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 12, 2003

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 5. Other Events.

Effective November 12, 2003, the independent trustee for the defined benefit pension plan of Continental Airlines, Inc. (the "Company"), through its sales of shares of ExpressJet Holdings, Inc. ("XJT"), has reduced the combined amount of XJT common stock owned by the Company and the pension plan to below 41 percent of all outstanding XJT common stock. As a result, the Company will no longer consolidate XJT in its financial statements. Unaudited pro forma financial information reflecting the deconsolidation is attached at Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

    Exhibits

      Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

November 17, 2003	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Pro Forma Financial Information